Exhibit 99.1

INTERACTIVE STRENGTH INC.

Interactive Strength Inc. d/b/a FORME Reports First Quarter 2023 Results

Adjusted EBITDA was a $4.4 million loss, a $6.3 million improvement versus first quarter of 2022

Average Annualized Recurring Revenue per Household at $1,650, more than three times greater versus first quarter of 2022

New Note Purchase Agreement to issue up to $15.0 million in senior secured notes

Austin, Texas - June 8, 2023 - Interactive Strength Inc. d/b/a FORME (the "Company", or “FORME”) (NASDAQ: TRNR), today announced its financial results for the first quarter of 2023.

The Company incurred a net loss of $16.0 million for the first quarter of 2023, or a loss of $2.09 per diluted share, as compared with a net loss of $12.7 million, or a loss of $43.81 per diluted share for the same period in 2022, due primarily to expenses incurred in connection with the Company’s IPO.

Adjusted EBITDA, a non-GAAP financial measure, was a $4.4 million loss for the quarter. Adjusted EBITDA for the first quarter reflects $14.6 million of non-cash stock-based compensation. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

CEO Comments

Trent Ward, co-founder and CEO of FORME, said “We are excited to be presenting our first quarter results as a public company, and to announce additional funding on attractive terms that underscore the potential of FORME’s combination of premium smart home gyms and virtual personal training.”

“There was a lower level of hardware products installed in the quarter as we were managing working capital closely leading up to the IPO at the end of April. As a result, we ended the quarter with a backlog of sold but not yet installed hardware products. We did announce a few key partnership opportunities recently with Signa Sports United, a specialist sports e-commerce company with more than 80 online sites serving over 6 million customers worldwide, and Aethos hotels.”

“The average annualized recurring revenue per household more than tripled to $1,650, reflecting the impact of our strategy to introduce higher revenue training services to our premium smart home gyms. We believe this focus on generating significantly higher recurring revenue per customer than our peers will be the biggest driver towards our future profitability.”

“Importantly, we were also able to demonstrate strong control of operating expenses. Although our total operating expenses on a GAAP basis was $19.6 million in the first quarter of 2023 as compared to $10.1 million for the same period in 2022, we reduced non-GAAP total operating expenses, which excludes depreciation and amortization, stock-based compensation expense and IPO readiness costs and expenses, for the first quarter of 2023 to $3.6 million from $9.4 million for the same period in the prior year, a 62% reduction. We expect to generally maintain consistent operating expense levels during the rest of 2023 and plan to continue to manage costs appropriately to allow for the operational leverage inherent in our technology platform.”

“When combined with the proceeds from the IPO, we believe the proceeds from the senior loan we signed this week should fund the Company well into 2024 and are a testament to the exciting business we are building.”

Note Purchase Agreement

On June 6, 2023, the Company signed a note purchase agreement to issue senior secured notes (the "Notes") with gross proceeds to the Company of up to $15.0 million. The lead investor has committed to purchase at least $7.5 million of the Notes and the Notes have a two-year maturity, at 10.0% interest per annum, and with a 5.0% original issuance discount, representing a total cost of debt of 12.5% over the term of the Notes.

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ: TRNR) d/b/a Forme is a digital fitness platform that combines premium connected fitness hardware products with personal training and coaching (from real humans) to deliver an immersive experience and better outcomes for both consumers and trainers. We believe we are the pioneer brand in the emerging sector of virtual personal training and health coaching and that our products and services are accelerating a powerful shift towards outcome-driven fitness solutions. The company is headquarters in Austin, Texas, USA. Visit formelife.com for more information, and connect with Forme on Facebook, and Instagram.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

The Company's non-GAAP financial measure in this press release consist of Adjusted EBITDA, which we define as net (loss) income, adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; vendor settlements; and IPO readiness costs and expenses.

The Company believes the above adjusted financial measures help facilitate analysis of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

▪
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
▪
Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
▪
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA, or any other non-GAAP financial measures we may use in the future, is presented for supplemental informational purposes only and should not be considered as a substitute for, or in isolation from, our financial results presented in accordance with GAAP. Further, these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are, or may in the future be, as follows:

•
Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA does not reflect impairment charges for fixed assets, and gains (losses) on disposals for fixed assets;
•
Adjusted EBITDA does not reflect gains associated with vendor settlements.
•
Adjusted EBITDA does not reflect IPO readiness costs and expenses that do not qualify as equity issuance costs.
•
Adjusted EBITDA does not reflect non cash fair value gains (losses) on convertible notes, warrants and unrealized currency gains (losses).

Further, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. For example, the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures is limited. Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements include, but are not limited to, statements regarding: (i) our expectations as to our operating expense levels during the rest of 2023 and our plan to continue to manage costs appropriately to allow for the operational leverage inherent in our technology platform; (ii) our belief as to the sufficiency of our cash position, including from the proceeds the senior loan we signed this week, to help fund the Company into 2024; (iii) the utility of non-GAAP financial measures; (iv) our ability access proceeds from the senior loan; (v) our belief that our focus on generating significantly higher recurring revenue per customer than our peers will be the biggest driver towards our future profitability; and (vi) the anticipated features and benefits of our product and service offerings. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. These risk and uncertainties include, but are not limited to, the following: our ability to achieve or maintain profitability; the growth rate, if any, of our business and revenue and our ability to manage any such growth; risks related to our subscription or any future revenue model; our limited operating history; our ability to continue as a “going concern”; our ability to compete successfully; fluctuations in our operating results and factors affecting the same; our reliance on sales of our Forme Studio equipment; our ability to sustain competitive pricing levels; the growth rate, if any, of our target markets and our industry; the ability of our customers to obtain financing to purchase our products; our ability to forecast demand for our products and services, anticipate consumer preferences, and manage our inventory; our ability to attract and retain members, personal trainers, health coaches, and fitness instructors; our ability to expand our commercial and corporate wellness business; unforeseen costs and potential liability in connection with our products and services; our dependence on third-party systems and services; our future capital needs and ability to obtain additional financing to fund our operations; and risks related to intellectual property, litigation, potential acquisitions, dependence on key personnel, privacy, cybersecurity, and other regulatory, tax, and accounting matters, and international operations, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-Q and Form 10-K and subsequent filings and as detailed from time to time in our SEC filings. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

TRNR Investor Contact
ir@formelife.com

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

KEY PERFORMANCE AND BUSINESS METRICS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Total Households (at end of period)	204	115
Total Members (at end of period)	235	115
Annual Recurring Revenue	$364,800	$58,919
Average Annualized Recurring Revenue per Household	$1,650	$490
Net Dollar Retention Rate	176%	NM
Net Loss (in thousands)	$(15,961)	$(12,691)
Adjusted EBITDA (in thousands) (1)	$(4,427)	$(10,770)

NM - Not meaningful.

(1) Please refer to the reconciliation table titled "Reconciliation of Non-GAAP Financial Measures"

Households

We believe our ability to expand the number of households is an indicator of our market penetration and growth. Total households are defined as individuals or entities with an active paid membership and training.

Members

Our total member count is a key indicator of the size of our future revenue opportunity. We define a member as someone who has a unique profile on our platform, either as the primary membership owner or an associated user within the household.

ARR

Given the recurring nature of usage on our platform, we view annual recurring revenue as an important indicator of our progress towards growth targets and of the overall health of the member base. We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.

ARPH

We believe that our average recurring revenue per household, which we refer to as ARPH, is a strong indication of our ability to deliver value to our members and we use this metric to track expanding usage on our platform by our existing members. We calculate ARPH on a monthly basis as our total revenue in that period divided by the number of households determined as of the last day of that period. For a quarterly or annual period, ARPH is determined as the weighted average monthly ARPH over such three or 12-month period.

Net Dollar Retention Rate

Our ability to maintain long-term revenue growth and achieve profitability is dependent on our ability to retain and grow revenue from our existing members. To help us measure our performance in this area, we monitor our net dollar retention rate. We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all members during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same members as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these members over the last 12 months. The calculation also includes revenue from members that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged members in this calculation because our members may use our platform for workouts that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net Loss	$(15,961)	$(12,691)
Adjusted to exclude the following:
Total other expense (income), net	(2,655)	395
Income tax benefit (expense)	—	—
Depreciation and amortization expense	1,600	1,438
Stock-based compensation expense (1)	14,639	88
Vendor settlements (2)	(2,595)	—
IPO readiness costs and expenses (3)	545	—
Adjusted EBITDA (4)	$(4,427)	$(10,770)

(1) Stock based compensation

(2) Gain on forgiveness of debt of $2.6 million related to the third-party Content Provider.

(3) Adjusts for IPO readiness costs and expenses that do not qualify as equity issuance costs.

(4) Please refer to the "Non-GAAP Financial Measures" section of the press release.

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Fitness product revenue	$72	$177
Membership revenue	24	12
Training revenue	61	—
Total revenue	157	189
Cost of revenue:
Cost of fitness product revenue	(743)	(554)
Cost of membership	(962)	(1,489)
Cost of training	(103)	(304)
Total cost of revenue	(1,808)	(2,347)
Gross loss	(1,651)	(2,158)
Operating expenses:
Research and development	3,113	4,967
Sales and marketing	600	2,009
General and administrative	15,847	3,162
Total operating expenses	19,560	10,138
Loss from operations	(21,211)	(12,296)
Other income (expense), net:
Other income (expense), net	117	15
Interest income (expense)	208	(386)
Gain upon debt forgiveness	2,595	—
Change in fair value of convertible notes	(80)	(24)
Change in fair value of warrants	2,410	—
Total other income (expense), net	5,250	(395)
Loss before provision for income taxes	(15,961)	(12,691)
Income tax expense	—	—
Net loss attributable to common stockholders	$(15,961)	$(12,691)
Net loss per share - basic and diluted	$(2.09)	$(43.81)
Weighted average common stock outstanding—basic and diluted	7,653,940	289,713

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,050	$226
Accounts receivable, net of allowances	11	—
Inventories, net	1,884	4,567
Vendor deposits	3,487	3,603
Prepaid expenses and other current assets	1,276	1,426
Total current assets	7,708	9,822
Property and equipment, net	1,050	1,326
Right-of-use-assets	22	110
Intangible assets, net	3,348	3,834
Long-term inventories	2,702	—
Deferred offering costs	3,935	2,337
Other assets	6,996	7,018
Total Assets	$25,761	$24,447
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,311	$7,743
Accrued expenses and other current liabilities	3,515	5,304
Operating lease liability, current portion	23	106
Deferred revenue	35	29
Loan payable	5,889	6,708
Senior secured notes	2,000	—
Income tax payable	7	7
Convertible note payable	4,350	4,270
Total current liabilities	24,130	24,167
Operating lease liability, net of current portion	—	9
Warrant liabilities	594	3,004
Total liabilities	$24,724	$27,180
Commitments and contingencies (Note 13)
Stockholders' equity
Common stock, par value $0.0001; 50,000,000 and 369,950,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 11,774,279 and 2,450,922 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	7	4
Additional paid-in capital	132,279	112,436
Accumulated other comprehensive income	250	365
Accumulated deficit	(131,499)	(115,538)
Total stockholders' equity (deficit)	1,037	(2,733)
Total liabilities and stockholders' equity (deficit)	$25,761	$24,447

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(15,961)	$(12,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency	106	82
Depreciation	276	370
Amortization	1,323	1,068
Amortization of operating lease assets	27	—
Inventory valuation loss	73	121
Stock-based compensation	14,639	97
Gain upon debt forgiveness	(2,595)	—
Interest (income) expense	(208)	389
Change in fair value of convertible notes	80	24
Change in fair value of warrants	(2,410)	—
Changes in operating assets and liabilities
Accounts receivable	(11)	—
Inventories	(21)	(1,005)
Prepaid expenses and other current assets	150	(182)
Vendor deposits	116	(141)
Other assets	19	(1)
Accounts payable	257	1,475
Accrued expenses and other current liabilities	(572)	(371)
Deferred revenue	6	4
Operating lease liabilities	(32)	—
Net cash used in operating activities	(4,738)	(10,761)
Cash Flows From Investing Activities:
Purchase of property and equipment	—	(227)
Acquisition of internal use software	—	(1,647)
Acquisition of software and content	(416)	(808)
Net cash used in investing activities	(416)	(2,682)
Cash Flows From Financing Activities:
Payments of loans	(96)	(449)
Proceeds from senior secured notes	2,000	—
Proceeds from issuance of Preferred Stock - Series A, net of issuance costs	—	26,928
Proceeds from issuance of convertible notes	—	5,902
Proceeds from the issuance of common stock A	4,247	2,063
Proceeds from the exercise of common stock options	30	25
Repayment Bounce Back Loan	—	(73)
Net cash provided by financing activities	6,181	34,396
Effect of exchange rate on cash	(203)	18
Net Change In Cash and Cash Equivalents	824	20,971
Cash and restricted cash at beginning of year	226	1,697
Cash and restricted cash at end of year	$1,050	$22,668

Supplemental Disclosure Of Cash Flow Information:
Property & equipment in AP	18	80
Inventories in AP and accrued	1,078	130
Capitalized software and content in AP	18	17
Issuance of Series A preferred stock in connection with convertible notes payable	—	5,926
Deferred offering costs	1,598	—
Decrease in right-of-use asset and operating lease liabilities due to lease termination	61	—
Issuance of Common Stock from Rights Offering	202	—
Net exercise of options	313	—